EXHIBIT 23.2

                   ACCOUNTANTS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors and Shareholders
Metra Biosystems, Inc.:

The audit referred to in our report dated July 18, 1996, included the related financial statement schedule as of June 20, 1996 and the year ended June 30, 1996 included in the Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statement on Form S-8 No. 33-99200 of our report dated July 18, 1996, with respect to the consolidated statements of operations, shareholders' equity (deficit) and cash flows of Metra Biosystems, Inc. and subsidiaries for the year ended June 30, 1996, which report appears in the June 30, 1998 annual report on Form 10-K of Metra Biosystems, Inc.

                                                           KPMG PEAT MARWICK LLP

San Francisco, California
September 24, 1998